Sub-Item 77Q1(a): Copies of Material
Amendments to the Trust's
Declaration of Trust or By-laws

Amendment No. 56 dated May 20, 2010 to
the Agreement and Declaration
of Trust dated January 28, 1997 is
incorporated herein by reference to
Exhibit (a)(57) to Post-Effective
Amendment No. 249 to the Registrant's
Registration Statement on Form N-1A
filed with the Securities and Exchange
Commission on June 30, 2010
(Accession No. 0000950123-10-062676).

Amendment No. 57 dated June 17, 2010
to the Agreement and Declaration
of Trust dated January 28, 1997 is
incorporated herein by reference to Exhibit
(a)(58) to Post-Effective Amendment
No. 249 to the Registrant's Registration
Statement on Form N-1A filed with the
Securities and Exchange Commission on
June 30, 2010
(Accession No. 0000950123-10-062676).